Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585	Exhibit 99.2

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.
ANNOUNCES RESIGNATION OF VICE CHAIRMAN AND DIRECTOR

August 20, 2004, Aurora, Ontario, Canada......Magna Entertainment Corp. (NASDAQ: MECA; TSX: MECA) today announced the resignation of the Honourable Brian Tobin as the Vice Chairman and a Director of MEC.

"I have great respect for the MEC team and for Frank Stronach," said Mr. Tobin.

MEC Chairman, Frank Stronach, stated, "Brian Tobin has been a great team leader and a great team player. The Board of Directors and I wish him well in his future business endeavours."

Mr. Stronach will be available for a media conference call on Monday, August 23, 2004 at 10:00 am EST. The number for North American callers is 1-800-814-4859. The number for overseas callers is 416-640-1907. Please call 10 minutes prior to the start of the conference call. MID will also webcast the conference call at www.midevelopments.com. For anyone unable to listen to the scheduled call, the rebroadcast numbers will be: 1-877-289-8525 (North America) and 416-640-1917 (overseas). The reservation number is 21091759 # and the rebroadcast will be available until August 30, 2004.

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBetTM, a national Internet and telephone account wagering system, and HorseRacing TVTM, a 24-hour horse racing television network.

For further information about this press release, please contact Jim McAlpine, President and CEO at (905) 726-7196.